COLLATERAL PLEDGE AND SECURITY AGREEMENT

This COLLATERAL PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of May 16, 2008, by and between GREEN SCREEN INTERACTIVE SOFTWARE, INC., a Delaware corporation (“Debtor”), and MANDALAY MEDIA, INC., a Delaware corporation (“Secured Party”).

WHEREAS, pursuant to that certain Note Purchase Agreement, dated as of even date herewith, by and between the Debtor and the Secured Party (the “Purchase Agreement”), the Secured Party has extended credit to Debtor represented by a convertible secured promissory note (the “Bridge Note”) in the principal amount of $2,000,000; and

WHEREAS, to induce the Secured Party to extend credit to Debtor, Debtor has agreed to grant a security interest in certain collateral to Secured Party;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party agree as follows:

1.    Certain Definitions. The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Bridge Note” shall have the meaning specified in the Recitals hereto.

“Chattel Paper” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

 “Collateral” shall have the meaning specified in Section 2 hereof.

“Commercial Tort Claim” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Contracts” shall mean, all right, title and interest of Debtor in, to and under, or derived from, any and all sale, service, performance and equipment lease contracts (whether written or oral), and any other contract (whether written or oral), between Debtor and third parties.

“Deposit Account” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

 “Debtor” shall have the meaning specified in the preamble hereto.

“Document” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Equipment” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Event of Default” shall have the meaning specified in Section 8 hereof.

“Goods” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Governmental Authority” shall mean any federal, state, local, foreign or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute resolving panel or body and shall include any “governmental unit” as such term is defined in Section 9-102 of the UCC.

“Indemnitees” shall have the meaning specified in Section 13(a) hereof.

“Instrument” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Insurance Policies” shall mean all insurance policies held by Debtor or naming Debtor as insured, additional insured or loss payee (including, without limitation, casualty insurance, liability insurance, property insurance and business interruption insurance) and all such insurance policies entered into after the date hereof.

“Intangibles” shall have the meaning ascribed to the term “general intangible” in Section 9-102 of the UCC.

“Inventory” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Investment Property” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Licenses” shall mean all of Debtor’s license agreements and covenants not to sue with any other Person with respect to a patent, trademark, service mark or copyright (other than any existing license agreements or covenants not to sue which by their terms prohibit assignment, transfer or the grant of a security interest by Debtor or give the other party thereto the right to terminate the same upon an assignment, transfer, or the grant of a security interest thereto), whether Debtor is a licensor or licensee under any such license agreement, along with any and all (a) renewals, extensions, supplements and continuations thereof, (b) income, royalties, damages, claims and payments now and hereafter due and/or payable to Debtor with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) any other rights to use, exploit or practice any patent, trademark, service mark or copyright of Debtor.

“Lien” shall mean any mortgage, pledge, assignment, security interest, encumbrance, lien or charge of any kind, any conditional sale or other title retention agreement or any lease in the nature thereof (including any agreement to give any of the foregoing).

“Line of Credit” shall mean a $5 million line of credit which the Company may enter into after the date hereof.

“Noncash Proceeds” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Obligations” shall have the meaning specified in Section 3 hereof.

“Payment Intangible” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Pension Plan Reversions” shall mean Debtor’s right to receive the surplus funds, if any, which are payable to the Debtor following the termination of any employee pension plan and the satisfaction of all liabilities of participants and beneficiaries under such plan in accordance with applicable law.

“Person” shall have the meaning ascribed to such term in Section 9-102 of the UCC and shall include any individual, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, association, trust or other enterprise or any Governmental Authority.

“Proceeds” shall have the meaning ascribed to such term in Section 9-102 of the UCC and shall include, without limitation, (a) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority), (b) any and all amounts paid or payable to Debtor for or in connection with any sale or other disposition of all or any part of the Collateral and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Purchase Agreement” shall have the meaning specified in the Recitals hereto.

“Receivables” shall mean all Accounts, Documents, Instruments and Chattel Paper.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

“Secured Party” shall have the meaning specified in the preamble hereto.

“Third Party Claims” shall have the meaning specified in Section 13(a) hereof.

2.    Grant of a Security Interest. As security for the prompt and complete payment and performance when due of all the Obligations, Debtor hereby pledges, assigns, transfers and grants to Secured Party, a continuing first-priority security interest in and to all of Debtor’s right, title and interest in, to and under the following property, wherever located, now existing or hereafter arising from time to time (collectively, “Collateral”): (a) all Receivables; (b) all Inventory; (c) all books, records, ledgers, print-outs, file materials and other papers containing information relating to Receivables and any account debtors in respect thereof, together with all Contracts; (d) all Equipment; (e) all Intangibles; (f) all Investment Property; (g) all Insurance Policies; (h) all Pension Plan Reversions; (i) all Licenses; (j) all Deposit Accounts; (k) all Commercial Tort Claims; (l) all Goods; (m) any and all other property of the Debtor of every name and nature which from time to time after the date hereof, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by Debtor or by anyone on its behalf or with its consent to the Secured Party, as and for additional security for the payment of the Obligations; and (n) all Proceeds and Noncash Proceeds of any and all of the foregoing.

3.    Debtor’s Obligations Secured Hereby. This Agreement secures, and the Collateral is collateral security for, the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under the Bankruptcy and Insolvency Act (R.S. 1985, c. B-3)) of all obligations of Debtor now or hereafter arising under or in respect of the Bridge Note, this Agreement or Paragraph 15 of that certain Letter of Intent, by and between Secured Party and Debtor, dated as of the date hereof (the “Letter of Intent”) (including, without limitation, Debtor’s obligations to pay principal and interest and all other charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in the Bridge Note, this Agreement or the Letter of Intent) (collectively, the “Obligations”).

4.    No Release. Nothing set forth in this Agreement shall relieve Debtor from the performance of any term, covenant, condition or agreement on Debtor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on the Secured Party to perform or observe any such term, covenant, condition or agreement on Debtor’s part to be so performed or observed or shall impose any liability on the Secured Party for any act or omission on the part of Debtor relating thereto or for any breach of any representation or warranty on the part of Debtor contained in the Bridge Note, the Purchase Agreement or this Agreement, or in respect of the Collateral or made in connection herewith or therewith.

5.    Debtor’s Representations and Warranties. Debtor represents and warrants and, so long as this Agreement is in effect, shall be deemed continuously to represent and warrant, that:

(a) No Liens. Debtor is and will be the owner of all Collateral free from any Lien or other right, title or interest of any Person, other than Secured Party or the Lender with respect to the Line of Credit and except as disclosed in Schedule A annexed hereto.

(b) Authority; Enforceability. Debtor has full organizational power and authority and has taken all organizational action necessary to execute, deliver and perform this Agreement and the Bridge Note and to encumber and grant a security interest in the Collateral. This Agreement constitutes legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with its terms.

(c) Other Financing Statements. Except as disclosed in Schedule A annexed hereto, there is no financing statement (or similar statement or instrument of registration under any jurisdiction) or any notice filed with any Governmental Authority covering or purporting to cover any interest of any kind in the Collateral. So long as any of the Obligations remain unpaid, Debtor shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interest granted hereby by Debtor or as may be required by the Lender with respect to the Line of Credit.

(d) Security Interest; Necessary Filings. This Agreement creates a valid security interest of Secured Party in the Collateral securing payment of the Obligations. The security interest granted to Secured Party pursuant to this Agreement in and to the Collateral constitutes and hereafter will constitute a perfected security interest therein to the extent that perfection can be achieved by the filing of a financing statement, superior and prior to the rights of all other persons therein and subject to no other Liens, except as disclosed in Schedule A annexed hereto except as may be required by the Lender with respect to the Line of Credit.

(e) No Consents, etc. No other consent of any other Person (including, without limitation, members or creditors of Debtor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority (other than a court in connection with the exercise of judicial remedies by Secured Party) or regulatory body is required either (i) for the pledge by Debtor of the Collateral pursuant to this Agreement, or for the execution, delivery or performance of this Agreement by Debtor, or (ii) for the exercise by Secured Party of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

(f) Organization; Chief Executive Office; Name. The chief executive office of Debtor is located at 575 Broadway, New York, New York 10012. The Debtor’s legal name, as it appears in the records of the jurisdiction in which the Debtor is organized, is “Green Screen Interactive Software, Inc.” Debtor has not done business during the past three years or since inception (whichever period is shorter) under any name other than Green Screen LLC, or Green Screen Interactive Software, LLC. Debtor shall not change its name or move its chief executive office, except to such new location as Debtor may establish in accordance with the last sentence of this Section 5(f). All tangible evidence of all Collateral and the only original books of account and records of Debtor relating thereto are, and will continue to be, kept at such chief executive office, or at such new location for such chief executive office as Debtor may establish in accordance with the last sentence of this Section 5(f). All Collateral are, and will continue to be, controlled and monitored (including, without limitation, for general accounting purposes) from, such chief executive office location shown above, or such new location as Debtor may establish in accordance with the last sentence of this Section 5(f). Debtor shall not establish a new location for its chief executive office nor shall it change its name until it shall have given to Secured Party not less than 45 days’ prior written notice of its intention so to do, clearly describing such new location or name and providing such other information and taking such action in connection therewith as Secured Party may request.

(g) Debtor’s Structure. The Debtor is a corporation duly organized under the laws of the State of Delaware. The Debtor shall not change its organizational structure or the state in which it is organized without the prior written consent of the Secured Party and shall, in any such connection, take all action satisfactory to Secured Party to maintain the perfection and proof of the security interest of Secured Party in the Collateral intended to be granted hereby.

(h) Debtor’s Tax and Organizational Identification Numbers. Debtor’s tax identification number is 33-1215749.

(i) Collateral. All information set forth herein relating to the Collateral is accurate and complete in all material respects.

(j) Additional Representations, Warranties and Covenants of Debtor. Debtor hereby repeats each of the representations and warranties made by Debtor and contained or incorporated by reference in the Bridge Note and the Purchase Agreement as fully as if each such representation and warranty were expressly set forth herein and expressly made herein by Debtor on and as of the date hereof, each such representation and warranty being incorporated in this Agreement by reference mutatis mutandis.

6.    Debtor’s Covenants. Debtor agrees and covenants for itself, its successors and permitted assigns that:

(a) Business Use; Protection of Secured Party’s Security. The Collateral will be used solely for business purposes of Debtor and will remain in the possession or under the control of Debtor and will not be used for any unlawful purpose. The Collateral will not be misused, abused, wasted or allowed to deteriorate. Debtor shall not take any action that impairs the rights of Secured Party in the Collateral. Debtor will defend the Collateral against the claims and demands of all other parties against Debtor or Secured Party other than the Lender with respect to the Line of Credit.; will keep the Collateral free from all Liens (except as disclosed in Schedule A annexed hereto); and (except with respect to Inventory which is addressed in Section 6(q) below) will not sell, transfer, lease, license, sublicense, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of Secured Party. Debtor will not sell, license, amend or permit the amendment of any License, Instrument, Contract or Chattel Paper in any manner adverse to the interests of the Secured Party without the prior written consent of the Secured Party.

(b) Financing Statements. As promptly as practicable after the execution and delivery of this Agreement, Debtor shall perfect and evidence the perfection of the first-priority security interest granted herein, by the completion, signing and filing of UCC-1 Financing Statements. Debtor hereby irrevocably appoints the Secured Party as the Debtor’s attorney-in-fact to execute and deliver any and all UCC-1 Financing Statements, notices and other documents in furtherance of the foregoing, which power-of-attorney the parties hereto acknowledge and agree is coupled with an interest. Debtor authorizes the Secured Party (i) to file financing statements against the Collateral and (ii) at the election of the Secured Party, to describe the Collateral as “all assets,” “all personal property,” or words of similar import.

(c) Further Actions. Debtor shall at any time and from time to time take such steps as Secured Party may reasonably request to insure the continued perfection and priority of Secured Party’s security interest in any of the Collateral and of the preservation of its rights therein in any jurisdiction except as otherwise provided herein.

(d) After Acquired Collateral. Any and all Collateral described or referred to in the granting clauses hereof which is hereafter acquired shall, and without any further conveyance, assignment or act on the part of Debtor or Secured Party, become and be subject to the security interests herein granted as fully and completely as though specifically described herein.

(e) Maintenance of Records. Debtor shall keep and maintain at its own cost and expense satisfactory and complete records of each Receivable, in a manner consistent with prudent business practices, for at least seven years from the date on which such Receivable comes into existence, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and Debtor shall make the same available to Secured Party for inspection, at Debtor’s own cost and expense, at any and all reasonable times upon demand. Upon the occurrence and during the continuance of an Event of Default, Debtor shall, at its own cost and expense, deliver all tangible evidence of Receivables (including, without limitation, all documents evidencing Receivables) and such books and records to Secured Party or to its representatives (copies of which evidence and books and records may be retained by Debtor) at any time upon Secured Party’s demand. Upon the occurrence and during the continuance of an Event of Default, Secured Party may transfer a full and complete copy of Debtor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Receivables or Secured Party’s security interest therein without the consent of Debtor.

(f) Modification of Terms, etc. Subject to the provisions of Section 6(h), Debtor shall not rescind or cancel any indebtedness evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto, or extend or renew any such indebtedness, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or interest therein, without the prior written consent of the Secured Party. Debtor shall timely fulfill in all material respects all obligations on its part to be fulfilled under or in connection with the Receivables.

(g) Collection. Debtor shall take all commercially reasonable actions to cause to be collected from the account debtor of each of the Receivables, as and when due (including, without limitation, Receivables that are delinquent), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that Debtor may allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise, and (ii) so long as no Event of Default shall exist and be continuing, such extensions of time to pay amounts due in respect of Receivables and such other modifications or payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with Debtor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including, without limitation, attorneys’ fees and the allocated costs of internal counsel) of collection, whether incurred by Debtor or Secured Party, shall be paid by Debtor. The Secured Party shall have the right at any time to notify an account debtor or the obligor on any insurance with respect to a Receivable of the security interest herein and to make payment directly to the Secured Party.

(h) [Intentionally Deleted.]

(i) Protection of Secured Party’s Security. Debtor shall not take any action that impairs the rights of Secured Party in the Collateral. Debtor shall at all times keep the Inventory and Equipment insured by financially sound and reputable insurers in favor of Secured Party as an additional insured, at the Debtors’ own expense, to Secured Party’s reasonable satisfaction against fire, theft and all other risks to which the Collateral may be subject, in such amounts (but in no event less than the replacement cost thereof) and with such deductibles as would be maintained by operators of businesses similar to the business of Debtor or as Secured Party may otherwise require. At least 30 days prior to the expiration of any such policy of insurance, Debtor shall deliver to Secured Party an extension or renewal policy or an insurance certificate evidencing renewal or extension of such policy.

(j) Commercial Tort Claims. If the Debtor shall at any time acquire a Commercial Tort Claim, the Debtor shall immediately notify the Secured Party in a writing signed by the Debtor of the details of such claim and grant to the Secured Party in such writing an express security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in the form and substance satisfactory to the Secured Party.

(k) Payment of Taxes: Claims. Debtor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies (other than those the Company is contesting in good faith and with respect to which it has made sufficient reserves on its financial statements) imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral.

(l) Ordinary Course of Business. Subject to any limitation contained in the Bridge Note, nothing in this Section 6 shall be deemed to prohibit (i) the sale of Inventory and the collection of Receivables by Debtor in the ordinary course of business, or (ii) the disposition and replacement of obsolete assets as necessary in the ordinary course of Debtor’s business.

(m) No Impairment. Debtor shall not enter into any agreement that would materially impair or conflict with Debtor’s obligations hereunder or under the Bridge Note without the prior written consent of the Secured Party.

(n) No Additional Indebtedness. Except for the Line of Credit, Debtor agrees that it shall not incur any additional Indebtedness (as such term is defined in the Bridge Note) without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld so long as such additional Indebtedness is Junior Debt (as such term is defined in the Bridge Note).

7.    Reasonable Care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which Secured Party, in its individual capacity, accords its own property, it being understood that Secured Party shall not have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Collateral.

8.    Events of Default. The occurrence of any “Event of Default” under the Bridge Note shall constitute an “Event of Default” under this Agreement.

9.    Remedies.

(a) Acceleration of Bridge Notes. Upon the occurrence of an Event of Default, Secured Party may, by notice to Debtor, or automatically in the case of an Event of Default pursuant to Section 7(a)(v) of the Bridge Note, declare the aggregate unpaid principal balance of all the Bridge Note, together with all unpaid accrued interest thereon, to be immediately due and payable and thereupon all such amounts shall be and become immediately due and payable to Secured Party.

(b) Obtaining the Collateral Upon Event of Default. If any Event of Default shall have occurred and be continuing, then and in every such case, Secured Party may, at any time or from time to time during the continuance of such Event of Default take any or all of the following actions, all if which shall be at Debtor’s expense, which expenses shall constitute Obligations secured by the Collateral:

(i) Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof from Debtor or any other Person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon Debtor’s premises where any of the Collateral is located and remove such Collateral, and use in connection with such removal any and all services, supplies, aids and other facilities of Debtor;

(ii) Instruct the obligor or obligors on any agreement, instrument or other obligation constituting the Collateral, to make any payment required by the terms of such agreement, instrument or other obligation directly to Secured Party; provided, however, in the event that any such payments are made directly to Debtor, Debtor shall hold such payments in trust and shall segregate all amounts received pursuant thereto in a separate account and pay the same promptly to Secured Party;

(iii) Sell, assign or otherwise liquidate, or direct Debtor to sell, assign or otherwise liquidate, the Collateral, or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation; and/or

(iv) Take possession of the Collateral, or any part thereof, by directing Debtor in writing to deliver the same to Secured Party at any place or places designated by Secured Party, in which event Debtor shall at its own expense: (A) forthwith cause the same to be moved to the place or places so designated by Secured Party and there delivered to Secured Party; (B) store and keep any Collateral so delivered to Secured Party at such place or places pending further action by Secured Party; and (C) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Debtor’s obligation to deliver the Collateral is of the essence of this Agreement. Upon application to a court of equity having jurisdiction, Secured Party shall be entitled to a decree requiring specific performance by the Debtor of such obligation.

(c) Other Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Secured Party may from time to time exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC at the time of an Event of Default.

(d) Waiver of Claims. Except as otherwise provided herein, Debtor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with Secured Party’s taking possession, or Secured Party’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which Debtor would otherwise have under law, and Debtor hereby further waives to the extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Secured Party’s rights hereunder, and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all rights, title, interest, claim and demand, either at law or in equity, of Debtor therein and thereto, and shall be a perpetual bar both at law and in equity against Debtor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, from, through or under Debtor.

(e) Notice. Without in any way requiring notice to be given in the following time and manner, Debtor agrees that any notice by Secured Party of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to Debtor if such notice is delivered in accordance with Section 16(h) hereof and is given at least ten days prior to the intended action which is the subject matter thereof.

10.    Payments After an Event of Default. All payments received and amounts realized by Secured Party pursuant to Section 9, including all such payments and amounts received after the entire unpaid principal and interest amount of the Bridge Note has been declared due and payable, as well as all payments or amounts then held or thereafter received by Secured Party as part of the Collateral while an Event of Default shall be continuing, shall be promptly applied and distributed by Secured Party in the following order of priority:

(a) first, to the payment of all costs and expenses, including reasonable legal expenses and attorneys’ fees for one counsel in each jurisdiction in which counsel may be required, incurred or made hereunder or under the Bridge Note by Secured Party, whether or not constituting Obligations, including, without limitation, any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under Section 9, and of all taxes, assessments or liens superior to the lien granted under this Agreement, except any taxes, assessments or other superior lien subject to which any said sale under Section 9 hereof may have been made; and

(b) second, to the payment to Secured Party of the amount then owing or unpaid on the Bridge Note; and

(c) third, to the payment of the balance or surplus, if any, to Debtor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

11.    Secured Party’s Right to Cure; Reimbursement. In the event Debtor should fail to do any act as herein provided, Secured Party may, but without obligation to do so, without notice to Debtor, and without releasing Debtor from any obligation hereof, make or do the same in such manner and to such extent as Secured Party may deem necessary to protect the Collateral, including, without limitation, the defense of any action purporting to affect the Collateral or the rights or powers of Secured Party hereunder, at Debtor’s expense. Debtor shall reimburse Secured Party for expenses reasonably incurred under this Section 11 and any such expenses not reimbursed will constitute Obligations secured by the Collateral.

12.    Expenses. Debtor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the fees and expenses of its counsel and the allocated fees and expenses of staff counsel and the fees and expenses of any experts and agents, which Secured Party may incur in connection with (a) the collection of the Obligations, (b) the administration of this Agreement, (c) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (d) the exercise or enforcement of any of the rights of Secured Party hereunder, or (e) the failure by Debtor to perform or observe any of the provisions hereof. All amounts payable by Debtor under this Section 12 shall be due upon demand and shall be part of the Obligations. Debtor’s obligations under this Section 12 shall survive the termination of this Agreement and the discharge of Debtor’s other obligations hereunder.

13.    Indemnity.

(a) Indemnity. Debtor agrees to indemnify, reimburse and hold Secured Party and its successors, assigns, officers, directors, stockholders, members, managers, employees, agents, representatives, heirs, attorneys and servants (collectively, “Indemnitees”) harmless from and against any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including, without limitation, attorneys’ fees and expenses and the allocated costs of internal counsel) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, the Purchase Agreement or the Bridge Note or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms hereof, or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, processing, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any Governmental Authority, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee)), or property damage, or contract claim; provided, that Debtor shall have no obligation to an Indemnitee hereunder to the extent it is judicially determined by a final order or decree that such indemnified liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee. Any Indemnitee shall provide Debtor with prompt notice of all third party actions, suits, proceedings, claims, demands or assessments subject to the indemnification provisions of this Section 13(a) (collectively, “Third Party Claims”), and provide Debtor with notice of all other claims or demands for indemnification pursuant to this Section 13(a); provided, however, that the failure to provide timely notice shall not affect Debtor’s indemnification obligations except to the extent Debtor shall have been materially prejudiced by such failure. Debtor shall, if requested by such Indemnitee, resist and defend any Third Party Claim or cause the same to be resisted and defended by counsel reasonably satisfactory to such Indemnitee. Each Indemnitee shall, unless any other Indemnitee has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or internal counsel) to investigate and control the defense of any matter covered by the indemnity set forth in this Section 13, and the fees and expenses of such counsel shall be paid by Debtor; provided that, only to the extent no conflict exists between or among the Indemnitees as reasonably determined by the Indemnitees, Debtor shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnitees as a group with respect to any such matter, action, suit or proceeding.

(b) Misrepresentations. Without limiting the application of subsection 13(a), Debtor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by Debtor in this Agreement, the Purchase Agreement or the Bridge Note or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement, the Purchase Agreement or the Bridge Note.

(c) Contribution. If and to the extent that the obligations of Debtor under this Section 13 are unenforceable for any reason, Debtor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

(d) Survival. The obligations of Debtor contained in this Section 13 shall survive the termination of this Agreement and the discharge of Debtor’s other obligations hereunder and under the Bridge Note.

(e) Reimbursement. Any amounts paid by an Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral.

14.    Termination; Release. This Agreement shall terminate on the satisfaction in full of all of the Obligations and, on such termination, Secured Party shall release to Debtor the security interest granted in the Collateral hereunder and, upon the request and at the expense of Debtor, forthwith assign, transfer and deliver to Debtor, against receipt and without recourse to or warranty by Secured Party, such of the Collateral to be released as may then be in the possession of Secured Party and proper instruments acknowledging the termination of this Agreement or the release of such Collateral, as the case may be; provided, that if, after receipt of any payment of all or any part of the Obligations, Secured Party is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, this Agreement shall continue in full force notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party’s rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

15.    Miscellaneous.

(a) Entire Agreement; Amendment. This Agreement, the Purchase Agreement and the Bridge Note set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all existing agreements among them concerning such subject matter. This Agreement may only be amended or modified by a written instrument duly executed by Debtor and Secured Party.

(b) Successors and Assigns. This Agreement, together with the covenants and warranties contained in it, shall inure to the benefit of Secured Party and its successors, assigns, heirs and personal representatives, and shall be binding upon Debtor, its successors and permitted assigns; provided, that Debtor may not assign this Agreement without the prior written consent of Secured Party. No other Persons (including, without limitation, any other creditor of Debtor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing, Secured Party may assign or otherwise transfer any indebtedness held by it and secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject, however, to the provisions of the Bridge Note.

(c) No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, no course of dealing with respect to, and no delay on the part of Secured Party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law. In the event Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Secured Party, then and in every such case, Debtor and Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Secured Party shall continue as if no such proceeding had been instituted.

(d) Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

(e) Consent to Jurisdiction and Service of Process. Debtor irrevocably consents to the jurisdiction of the courts of New York County, New York in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument.

(f) WAIVER OF JURY TRIAL. DEBTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

(g) Severability of Provisions. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person, party or circumstance, it shall nevertheless remain applicable to all other persons, parties and circumstances.

(h) Notices. All notices and other communications required or permitted under this Agreement shall be sent by registered or certified mail, postage prepaid, overnight courier, confirmed telex or facsimile transmission (provided, that a copy is also set by registered or certified mail), or delivered by hand or by messenger, addressed (a) if to Secured Party, at its office at 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067, Fax (310) 277-2741, marked to the attention to Bruce L. Stein, CEO, or at such other address as Secured Party shall have furnished to Debtor in writing, or (b) if to Debtor, at its office at 575 Broadway, New York, NY 10012, marked to the attention to Ron Chaimowitz, CEO, or at such other address as Debtor shall have furnished to the Secured Party in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered if delivered personally, (ii) if sent by registered or certified mail, at the earlier of its receipt or three business days after registration or certification thereof, (iii) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service, or (iv) when sent by confirmed telex or facsimile, on the day sent (if a business day) if sent during normal business hours of the recipient, and if not, then on the next business day.

(i) Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereby may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Facsimile signatures shall be deemed originals for all purposes hereunder.

(j) Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Collateral Pledge and Security Agreement on the date set forth above.

GREEN SCREEN INTERACTIVE SOFTWARE, INC.

By: /s/ Ron Chaimowitz
Name: Ron Chaimowitz
Title CEO

MANDALAY MEDIA, INC.

By: /s/ James Lefkowitz
Name: James Lefkowitz
Title President

SCHEDULE A